Exhibit 21.1
Subsidiaries of the Company

Name	Jurisdiction	Names under which Entity does business
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Fine Paper Recyclers Sydney Pty Ltd	Australia	Iron Mountain Shredding
Iron Mountain Acquisition Holdings Pty Ltd	Australia
Iron Mountain Australia Holdings Pty Ltd.	Australia
Iron Mountain Australia Property Holdings Pty Ltd	Australia
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Australia Services Pty Ltd	Australia
Secure Paper Services Pty Ltd	Australia
Tape Mangement Services Pty Limited	Australia
The Imaging Centre Pty Ltd	Australia
Venues Australia Pty Ltd	Australia
Iron Mountain Austria Archivierung Gmbh	Austria	Iron Mountain
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain BPM BVBA	Belgium
Keepers Brasil Ltda	Brazil
Iron Mountain do Brasil Ltda	Brazil	Iron Mountain
Iron Mountain Canada Operations ULC	British Columbia	Iron Mountain
Iron Mountain Information Management Services Canada, Inc.	British Columbia
Iron Mountain Secure Shredding Canada, Inc.	British Columbia
Administradora de Informacion Ltda	Chile
Custodia de Documentos Limitada	Chile
Custodia S.O.S. SA	Chile
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Pipax-Security S.A.	Chile
Storbox SA	Chile	Iron Mountain
Iron Mountain Records Management (Shanghai) Co Limited f/k/a Databox Records Management (Shanghai) Co., Ltd.	China
Iron Mountain Shanghai Co Ltd	China
Iron Mountain Colombia, S.A.S.	Colombia
Iron Mountain Services S.A.S. f/k/a Iron Mountain Colombia Services S.A.S.	Colombia
Docu Guard Holding Limited	Cyprus
Iron Mountain EES Holdings Limited	Cyprus
Iron Mountain Poland Holdings Limited	Cyprus
Iron Mountain Ceska Republika S.R.O.	Czech Republic	Iron Mountain
Fontis International, Inc.	Delaware
Iron Mountain Fine Arts Holdings, Inc.	Delaware
Iron Mountain Fulfillment Services, Inc.	Delaware	Iron Mountain Fulfillment Services

Name	Jurisdiction	Names under which Entity does business
Iron Mountain Global Holdings, Inc.	Delaware
Iron Mountain Global LLC	Delaware
Iron Mountain Information Management Services, Inc.	Delaware
Iron Mountain Information Management, LLC	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain Receivables QRS, LLC	Delaware
Iron Mountain Receivables TRS, LLC	Delaware
Iron Mountain Secure Shredding, Inc.	Delaware
Iron Mountain US Holdings, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
Iron Mountain A/S	Denmark
Britannia Data Management Limited	England & Wales
File Express Limited	England & Wales
Iron Mountain (UK) EES Holdings Limited	England & Wales
Iron Mountain (UK) Limited	England & Wales
Iron Mountain (UK) Services Limited	England & Wales
Iron Mountain DIMS Limited	England & Wales
Iron Mountain Europe (Group) Limited	England & Wales
Iron Mountain Europe PLC	England & Wales
Iron Mountain Group (Europe) Limited	England & Wales
Iron Mountain Holdings (Europe) Limited	England & Wales
Iron Mountain International (Holdings) Limited	England & Wales
Iron Mountain Mayflower Limited	England & Wales	Iron Mountain
Iron Mountain MDM Limited	England & Wales
Iron Mountain Secure Shredding Limited	England & Wales
Iron Mountain UK Services (Holdings) Limited	England & Wales
Kestrel Data Services Limited	England & Wales
Iron Mountain Finland Oy	Finland
Iron Mountain Anamnis GDM S.A.S.	France
Iron Mountain France S.A.S.	France	Iron Mountain
Iron Mountain Holdings (France) SNC	France
Iron Mountain Participations S.A.	France	Iron Mountain
Iron Mountain (Deutschland) Service GmbH	Germany
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar

Name	Jurisdiction	Names under which Entity does business
Iron Mountain BPM International S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain Global Luxembourg S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain Luxembourg S.a.r.l	Grand Duchy of Luxembourg
Iron Mountain Luxembourg Services S.a.r.l.	Grand Duchy of Luxembourg
Marshgate Morangis S.a.r.l.	Grand Duchy of Luxembourg
Iron Mountain Hellas SA	Greece
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain Southeast Asia Holdings Limited	Hong Kong
Jin Shan Limited	Hong Kong
AKTATRADE Iratkezelő, Selejtező és Megsemmisítő Betéti Társaság	Hungary
DOCUGROUP PAPÍR Szolgáltató Korlátolt Felelősségű Társaság	Hungary
DocuTár Iratrendező és Tároló Szolgáltató Kft.	Hungary
Iron Mountain Magyarország Kereskedelmi és Szolgáltató Kft.	Hungary
Iron Mountain India Private Limited	India
Iron Mountain Services Private Limited	India
Navbharat Archive Xpress Private Limited	India
Safe House Information Management Solutions Private Limited	India
Horanross Limited	Ireland	Iron Mountain
Iron Mountain (Ireland) Services Limited	Ireland
Iron Mountain Ireland Holdings Limited	Ireland
Iron Mountain Ireland Limited	Ireland
Record Data Limited	Ireland
Silver Sky Limited	Jersey
Iron Mountain South America S.à r.l. f/k/a Iron Mountain South America Ltd.	Grand Duchy of Luxembourg	Iron Mountain
Iron Mountain Mexico Holding S de RL de CV	Mexico
Iron Mountain Mexico Servicios, S. de R.L. de C.V.	Mexico
Iron Mountain Mexico, S. de R.L. de C.V.	Mexico
Iron Mountain (Nederland) Services BV	Netherlands
Iron Mountain International Holdings B.V.	Netherlands
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Nederland Holdings B.V.	Netherlands	Iron Mountain
Crozier Fine Arts, Inc.	New York
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Panama, S.A.	Panama
Crozier Philladelphia, LLC	Pennsylvania
Upper Providence Venture I, L.P.	Pennsylvania	Iron Mountain
IMSA Peru SRL	Peru	Iron Mountain
Iron Mountain Peru S.A.	Peru

Name	Jurisdiction	Names under which Entity does business
IM EES Sp. z.o.o.	Poland	Iron Mountain
Iron Mountain Polska Services Sp. Z.o.o. f/k/a Berylis Investments Sp z.o.o.	Poland
Iron Mountain Polska Sp. z.o.o.	Poland
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Iron Mountain SRL	Romania
Iron Mountain CIS LLC	Russian Federation	Iron Mountain
Iron Mountain d.o.o. Beograd	Serbia
Iron Trust doo Beograd	Serbia
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia, s.r.o.	Slovakia
Iron Mountain (España) Services, S.L	Spain
Iron Mountain Espana SA	Spain	Iron Mountain
Iron Mountain Latin America Holdings, Sociedad Limitada	Spain
Fontis International GmbH	Switzerland
Iron Mountain Management Services GmbH	Switzerland
Iron Mountain Switzerland GmbH	Switzerland
Sispace AG	Switzerland	Iron Mountain
Iron Mountain International Information Management Co Ltd	Taiwan
Iron Mountain Arsivleme Hizmetleri AS	Turkey	Iron Mountain
Iron Mountain Ukraine LLC	Ukraine